UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

Solitron Devices, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04978	22-1684144
(State or other jurisdiction)	(Commission File Number)	(IRS Employer of incorporation)Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (561) 848-4311 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Solitron Devices, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 29, 2020 (the “Original Report”) and is being filed in order to amend and supplement the Company’s disclosure under Item 8.01 of the Original Report. The Original Report otherwise remains unchanged.

Section 8 – Other Events
Item 8.01	Other events.

Solitron Devices, Inc. previously planned to file its Annual Report on Form 10-K for the fiscal year ended February 29, 2020 (the "Annual Report") by May 29, 2020. As previously disclosed in the Original Report filed on May 29, 2020, the filing of the Company’s Annual Report was delayed due to circumstances related to the outbreak of the novel coronavirus, COVID-19, preventing a timely completion of the Company’s audit. The Company was relying on the order (the "Order") promulgated by the SEC on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Release No. 34-88465) which allows for the delay of certain filings required under the Exchange Act. In reliance upon the Order, the Company expected to file its Annual Report no later than July 13, 2020, which is 45 days after the original due date of the Annual Report.

The Company is unable to timely file its Annual Report by the July 13, 2020 extended deadline due to (i) travel restrictions impeding the auditor's ability to conduct and complete certain audit procedures on site, (ii) the manual nature of the Company's data and documentation, (iii) the complexity of conducting a two year audit, (iv) the increased difficulty in obtaining timely responses from third parties in a work-from-home environment, and (v) the resurgence of the COVID-19 pandemic.

As a result, the Company is unable to file its Annual Report on Form 10-K in a timely manner without unreasonable effort or expense and the Company will file a Form 12b-25 which will provide an additional fifteen day extension period. The Company continues to work with its auditor to file the Annual Report as soon as practicable given the circumstances; however, the Company can provide no assurance that it will be able to file its Annual Report within the additional fifteen day extension period.

During the last month increased impacts from COVID-19 have surfaced, including a few employees being directly affected, general delays on purchase orders and new developments as more customers extend their work-from-home restrictions, and continued softness in the commercial aerospace segment. As of this date, the Company’s expectations for fiscal 2021 are unchanged from our March 26, 2020 press release.

The Company is supplementing the risk factors previously disclosed in the Company’s prior SEC filings with the following risk factor:

The COVID-19 pandemic has impacted our employees and our business and may have a material adverse effect on our business, cash flows and results of operations.

On January 30, 2020, the World Health Organization (“WHO”) declared a global emergency due to the COVID-19 pandemic, on March 11, 2020 the WHO declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The outbreak has resulted in significant governmental measures being implemented to control the spread of COVID-19, including, among others, restrictions on travel, business operations and the movement of people in many regions of the world in which the Company operates, and the imposition of shelter-in-place or similarly restrictive work-from-home orders. As an essential business, the Company was not subject to most of the aforementioned restrictions . In response to COVID-19, the Company implemented certain measures and precautions such as stopping all business travel in February, expanding social distancing in our facility, staggering lunch and break schedules, and using thermal imaging to capture temperatures of all employees on a daily basis beginning in March and requiring the use of masks by employees beginning in April.

To date, the Company has experienced impacts from COVID-19, including the audit-related impacts noted above, a few employees being directly affected, general delays on purchase orders and new developments as more customers extend their work-from-home restrictions, and continued softness in the commercial aerospace segment. The COVID-19 pandemic and its potential effects on the Company’s business in its fiscal 2021 year remain dynamic, and the broader implications for its business and results of operations could change. These implications could include disruptions or restrictions on the Company’s ability to source, manufacture or distribute its products, including temporary disruptions to the facilities of its suppliers globally. Additionally, multiple countries have imposed and may further impose restrictions on business operations and movement of people and products to limit the spread of COVID-19. Delays in production or delivery of components or raw materials that are part of the Company’s global supply chain due to restrictions imposed to limit the spread of COVID-19 could delay or inhibit its ability to obtain the supply of components and finished goods. If COVID-19 becomes more prevalent in the locations where the Company, its customers or suppliers conduct business, or the Company experiences disruptions in its operations, the Company may experience constrained supply or curtailed demand that may materially adversely impact its business and results of operations. The COVID-19 pandemic and its global economic impact may also impact the timing or amount of government appropriations and could lead to our government customers or their prime contractors requesting delays, price renegotiations or contract terminations. In addition, any other widespread health crisis that could adversely affect global and regional economies, financial markets and overall demand environment for the Company's products could have a material adverse effect on the Company’s business, cash flows or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

Date: July 10, 2020	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer